Exhibit 10.2
FOURTH AMENDMENT TO LEASE
THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of April 30, 2021, by and between ARE-SAN FRANCISCO NO. 26, LLC, a Delaware limited liability company (“Landlord”), and NURIX THERAPEUTICS, INC., a Delaware corporation, formerly known as Nurix, Inc. (“Tenant”).
RECITALS
A.    Landlord and Tenant are now parties to that certain Lease Agreement dated as of March 24, 2014, as amended by that certain letter agreement dated April 15, 2014, as further amended by that certain First Amendment to Lease dated as of October 3, 2014, as further amended by that certain Second Amendment to Lease dated as of November 8, 2017 (the “Second Amendment”), and as further amended by that certain Third Amendment to Lease dated March 2, 2021 (the “Third Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises known as Suites 123A, 200, 205, 240, 250, 280, 290, 405 and 500 in that certain building located at 1700 Owens Street, San Francisco, California, consisting of approximately 54,674 rentable square feet (the “Existing Premises”). The Existing Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Premises to include that certain office space located on the 5th floor of the Building known as Suite 585, containing approximately 3,228 rentable square feet, as shown on Exhibit A attached to this Fourth Amendment (the “Fourth Amendment Expansion Premises”).
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Fourth Amendment Expansion Premises. Commencing on the Fourth Amendment Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Fourth Amendment Expansion Premises.
2.Delivery.
a.Fourth Amendment Expansion Premises. The “Fourth Amendment Expansion Premises Commencement Date” shall be May 1, 2021.
Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Fourth Amendment Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Fourth Amendment Expansion Premises Commencement Date” attached hereto as Exhibit B; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.
For the period of 60 consecutive days after the Fourth Amendment Expansion Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving the Fourth Amendment Expansion Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.
Except as otherwise expressly set forth in this Fourth Amendment: (i) Tenant shall accept the Fourth Amendment Expansion Premises in its “as-is” condition as of the Fourth Amendment
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Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Fourth Amendment Expansion Premises; and (iii) Tenant’s taking possession of the Fourth Amendment Expansion Premises shall be conclusive evidence that Tenant accepts the Fourth Amendment Expansion Premises and that the Fourth Amendment Expansion Premises were in good condition at the time possession was taken.
Landlord shall, upon receipt of reasonably acceptable invoices reimburse Tenant up to (i) up to $9,500 for the cost incurred by Tenant to paint Suite 500 and up to $32,710 for cost incurred by Tenant to re-floor Suite 500, and (ii) up to $11,500 for the cost incurred by Tenant to paint Suite 585 and up to $22,547 for cost incurred by Tenant to re-floor Suite 585. Except as otherwise provided in this Fourth Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Fourth Amendment Expansion Premises Expansion Premises and/or the suitability of the Fourth Amendment Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Fourth Amendment Expansion Premises are suitable for the Permitted Use.
3.Definitions of Premises and Rentable Area Premises. Commencing on the Fourth Amendment Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Pages 1 and 2 of the Lease shall be deleted in their entirety and replaced with the following:
“Premises: That certain (i) portion of the second floor of the Building consisting of approximately 28,848 rentable square feet (the “Existing Premises”), (ii) portion of the first and fourth floors of the Building consisting of approximately 16,824 rentable square feet (the “Initial Second Amendment Expansion Premises”), (iii) portion of the second floor consisting of approximately 4,319 rentable square feet (the “Subsequent Second Amendment Expansion Premises”), (iv) portion of the fifth floor consisting of approximately 4,683 rentable square feet (the “Third Amendment Expansion Premises”), and (v) portion of the fifth floor consisting of approximately 3,228 rentable square feet (the “Fourth Amendment Expansion Premises”), all as shown on Exhibit A attached hereto.”
“Rentable Area of Premises: 57,902 sq. ft.”
As of the Fourth Amendment Expansion Premises Commencement Date, Exhibit A to the Lease, shall be amended to include the Fourth Amendment Expansion Premises as shown on Exhibit A attached hereto.
4.Base Term. The Base Term of the Lease with respect to the entire Premises, including the Fourth Amendment Expansion Premises, shall expire on the Expiration Date (i.e., April 30, 2025).
5.Base Rent.
a.Existing Premises. Tenant shall continue paying Base Rent with respect to the Existing Premises as provided for in the Lease through the Expiration Date.
b.Fourth Amendment Expansion Premises. Commencing on the Fourth Amendment Expansion Premises Commencement Date through the Expiration Date, Tenant shall pay Base Rent with respect to the Fourth Amendment Expansion Premises at the same rate per rentable square foot per month that Tenant is then paying with respect to the Existing Premises.
c.Definition of Tenant’s Share of Operating Expenses. Commencing on the Fourth Amendment Expansion Premises Commencement Date, the defined term “Tenant’s Share of
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Operating Expenses” on page 2 of the Lease is deleted in its entirety and replaced with the following:
“Tenant’s Share of Operating Expenses: 36.8%”
6.OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
7.California Accessibility Disclosure. The provisions of Section 8 (California Accessibility Disclosure) of the Third Amendment are incorporated into this Fourth Amendment by reference.
8.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.
9.Miscellaneous.
a.This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.This Fourth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fourth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.
[Signatures are on the next page.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first above written.
LANDLORD:                     ARE-SAN FRANCISCO NO. 26, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member
    By:    ARE-QRS CORP.,
    a Maryland corporation,
    general partner
    By: /s/ Kristen Childs
    Its: SVP Real Estate Legal Affairs

TENANT:                    NURIX THERAPEUTICS, INC.,
    a Delaware corporation
By: /s/ Christine Ring
Name: Christine Ring
Title: General Counsel
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